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EXHIBIT 23

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement (No. 33-74800) of Hawthorne Financial Corporation on Form S-8 of our report dated january 26, 1996, appearing in the Annual Report on Form 10-K of Hawthorne Financial Corporation for the year ended December 31, 1995.


DELIOTTE & TOUCHE LLP

March 26, 1996
Los Angeles, California